
                                                                               EXHIBIT 12



                                         SNYDER OIL CORPORATION

                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                               (Unaudited)



                                                                                                 Six
                                                       Year ended December 31,               Months Ended
                                        ----------------------------------------------------   June 30,
                                          1991       1992       1993       1994       1995       1996
                                        --------   --------   --------   --------   --------   --------
                                                      (Dollars in thousands)
Income (loss) before taxes,
  minority interest and
  extraordinary item .............   $  3,893   $ 15,027   $ 22,538   $ 13,510   ($40,604)   ($ 7,560)
Interest expense .................      8,452      4,997      5,315     10,337     21,679       9,739
                                     --------   --------   --------   --------   --------    --------
Earnings before taxes, minority
  interest, extraordinary item and
  fixed charges ..................     12,345     20,024     27,853     23,847    (18,925)      2,179
                                     ========   ========   ========   ========   ========    ========
Fixed Charges:
Interest expense .................      8,452      4,997      5,315     10,337     21,679       9,739
                                     --------   --------   --------   --------   --------    --------
Total fixed charges ..............   $  8,452   $  4,997   $  5,315   $ 10,337   $ 21,679    $  9,739
                                     ========   ========   ========   ========   ========    ========

Ratio of earnings
  to fixed charges ...............       1.46       4.01       5.24       2.31       (.87)        .22
                                     ========   ========   ========   ========   ========    ========

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                                               SNYDER OIL CORPORATION

                                       COMPUTATION OF RATIO OF EARNINGS TO
                                COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                    (Unaudited)

                                                                                                 Six
                                                      Years ended December 31,               Months Ended
                                        ----------------------------------------------------   June 30,
                                          1991       1992       1993       1994       1995       1996
                                        --------   --------   --------   --------   --------   --------
                                                      (Dollars in thousands)
Income (loss) before taxes,
  minority interest and
  extraordinary item                    $ 3,893    $15,027    $22,538    $13,510    ($40,604)  ($7,560)
Interest expense                          8,452      4,997      5,315     10,337      21,679     9,739
                                         -------   -------    -------    -------    --------    -------
Earnings before taxes, minority
  interest, extraordinary item and
  fixed charges                          12,345     20,024     27,853     23,847     (18,925)    2,179
                                         =======   =======    =======    =======    ========    =======
Fixed Charges:
Interest expense                          8,452      4,997      5,315     10,337      21,679     9,739
Preferred stock dividends                   453      4,800      9,100     10,806       6,210     3,105
                                         -------   -------    -------    -------    --------    -------
Total fixed charges                     $ 8,905    $ 9,797    $14,415    $21,143     $27,889    $12,844
                                         =======   =======    =======    =======    ========    =======

Ratio of earnings
  to combined fixed charges
  and preferred dividends                  1.39       2.04       1.93       1.13        (.68)       .17
                                         =======   =======    =======    =======    ========    =======

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